As filed with the Securities and Exchange Commission on February 9, 2017

Registration No. 333-213553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

BOXXY INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5960 (Primary Standard Industrial Classification Number)	EIN 32-0500871 (IRS Employer Identification Number)

WATTOVA 10

OSTRAVA 70200

CZECH REPUBLIC

+420228881919

boxxyinc@protonmail.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Copies to:

Haddan & Zepfel LLP

610 Newport Center Drive, Suite 330

Newport Beach, CA 92660

Tel: (949)-706-6000

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [   ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [   ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$10.07 (2)

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(2)   Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February __, 2017

PROSPECTUS

PRELIMINARY

PROSPECTUS

BOXXY INC.

Up to a maximum of 5,000,000 Shares of Common Stock at $0.02 per share

We are registering 5,000,000 common shares at the purchase price of $0.02 per common share. If all shares are sold the maximum gross proceeds will total $100,000, and the maximum net proceeds will total approximately $75,000. The offering will commence of the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2016.

This is the initial offering of common stock of Boxxy Inc. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 5,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our sole officer and director without any commissions being paid to him for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.02 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and

•	has no market for its shares. See “RISK FACTORS.”

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our auditor has issued a going concern opinion.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not currently listed on any exchange. Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Electronic Bulletin Board (OTCBB) and/or the OTCQB; however, we cannot guarantee that our application will be accepted or approved. As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ______________, 2016.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
PLAN OF DISTRIBUTION	18
DESCRIPTION OF BUSINESS	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	28
EXECUTIVE COMPENSATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
DESCRIPTION OF SECURITIES TO BE REGISTERED	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
LEGAL MATTERS	34
EXPERTS	34
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
AVAILABLE INFORMATION	34
FINANCIAL STATEMENTS	34
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Boxxy, Inc., unless otherwise specified herein.

To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors beginning on page 4 and the financial statements.

Our Business

We were incorporated in the State of Nevada on April 16, 2016. We intend to engage in the business of selling beauty sample subscriptions. We intend to implement a monthly subscription (approximately $15 with free shipping) for a box full of beauty samples. This samples will be cosmetics, hair care, body care, face care, fragrances, nail polish, skin care, bath and body, treatments products, and other similar items. We will mail this box to subscribers once per month. These samples will range from actual beauty products to protein bars. This box will include cosmetics, nail polish, skin care, bath and body treatments products and other similar items that will vary from month to month.

While no assurances can be provided, we anticipate that we will receive revenue from the sale of these monthly subscriptions, as well as the sale of full sized products we will be offering on our future website. Our monthly subscription service will introduce customers to try products they may not be aware of or have difficulty finding. Our main target market will be a woman in Europe and North America.

As of the date of this Prospectus we have not sold any of those subscriptions services nor have we generated any revenue from operations. Our operations to date have been devoted primarily to start-up and development activities. Our President, Andrejs Bekess, has performed all of those activities to date, which include the following:

•	formation of our Company
•	development of our business plan
•	research regarding marketing methods and strategies, including advertising on social media, retail stores, and online websites.
•	negotiation and execution of a Distribution Agreement with SIA “Glancebox.”

Our principal executive offices are located at Wattova 10, Ostrava 70200, Czech Republic. Our phone number is (702)-605-4535.

As of the date of this prospectus, we have 3,000,000 shares of our $.001 par value common stock issued and outstanding and held by one shareholder. We are registering for sale 5,000,000 shares of our common stock pursuant to the Securities Act of 1933.

Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We incurred net losses of $4,767 during the fiscal year ended April 30, 2016, and generated a net loss of $4,767 during the year ending April 30, 2016. We have recognized no revenues since our inception. Our only assets as of April 30, 2016 were $nil. We may continue to incur losses as we execute our strategies and may never maintain profitability. If we fail to execute our business strategy or if there is a change in the demand for our services or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. See “RISK FACTORS.”

We estimate that we need approximately $25,000 to support our limited operations during the next twelve months. As specified in the Use of Proceeds section, we are attempting to raise $100,000 from this offering. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next 12 months.

1

Presently, we have one employee who is responsible for all planning, development and operational duties. We may hire additional employees at such time as we determine it is appropriate. We can provide no assurance or guarantee when we will hire additional employees.

We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act

We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for a private company. This may make comparison of our financial statements with any other public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•	An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

2

The Offering

The Issuer:	Boxxy Inc.

Securities Being Offered:	5,000,000 shares of common stock.

Price Per Share:	$0.02

Gross Proceeds	$100,000

Duration of the offering

The offering shall terminate on the earlier of

(i) the date when the sale of all 5,000,000 common shares is completed

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of our director Mr. Bekess

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Andrejs Bekess.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from our inception through April 19, 2016.

As of April 30, 2016
Balance Sheet
Total Assets	$–
Total Liabilities	$4,767
Stockholders’ Deficit	$(4,767)

Period from April 19, 2016 (date of inception) to April 30, 2016
Income Statement
Revenue	$–
Total Expenses	$4,767
Net Loss	$4,767

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3

RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition. Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Company

We are a development stage company, have generated no revenues since inception and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on April 19, 2016. We have not yet commenced operations or generated revenues. As of October 31, 2016, we had a shareholders’ deficit of $5,076. We have a short operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our services while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. There are no assurances that any additional capital will be available to us in the future if so required.

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act of 2012, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act of 2012 provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act of 2012 but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;
•	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;
•	Make risk factor disclosure in our annual reports of Form 10-K; and
•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

4

Because we are currently considered a “shell company” within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

•	Investors should consider shares of our common stock to be significantly risky and illiquid investments
•	We may not register our securities on Form S-8 (an abbreviated form of registration statement)
•	Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We have a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our products. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

Currency rate fluctuations may have a negative effect on our profitability.

Our revenue and expenses denominated in foreign currencies are subject to fluctuations due to changes in foreign currency exchange rates. As we expand internationally in accordance with our growth strategy, we will enter into more sales contracts denominated in foreign currencies. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

5

We are dependent on the proceeds from this offering to expand our business plan and do not currently have any other sources of funding, which could severely limit our ability to expand our business and result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering for marketing our services. Assuming we will sell all of the shares and close this offering, we will receive the total net proceeds of approximately $75,000. However, even if we are successful in expanding our business plan, there is no guarantee that we will be able to generate additional revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

We have a limited amount of capital resources, which could limit the amount of time we can conduct our operations.

While no assurances can be provided, given our current capital resources and our anticipated revenue stream, we believe that we can operate for at least the next 12 months even without the proceeds from this offering. This belief is based on the fact that our current overhead expenses are very low, and our management only receives compensation when funds are available. We have not yet commenced operations and as of October 31, 2016 we have a shareholders’ deficit of $5,076. The purpose of this offering is to raise funds for marketing of our services. While there are no assurances, we believe that the services we offer will be welcomed by the business community, especially in the niche in which we concentrate our business efforts.

As of the date of this Prospectus we have been able to meet our financial obligations from our operations. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $20,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred.

We plan to cover these expenses through the use of the proceeds of this offering and/or from the anticipated increased revenues we derive from the marketing efforts we intend to undertake with the proceeds of this Offering, along with the revenues received throughout the year from existing clients. There are no assurances we will raise sufficient funds to engage in additional marketing, or if we do so engage in this new marketing, that our efforts will result in increased revenues. In the event we are unable to generate additional revenues, our management has indicated that they are willing to reduce their compensation, as well as to make interest free loans to us to allow us to meet these obligations.

Our success depends greatly upon the efforts of Andrejs Bekess, our sole officer and director. If we fail to retain the services of Mr. Bekess it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is strongly dependent on the efforts of our President, Andrejs Bekess. Mr. Bekess is our sole officer and director, and if we were to lose the services of Mr. Bekess there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations. We have not entered into a management and/or employment agreement with him and the loss of his services could have a negative impact on our business operations, operating results and possible revenues.

Our principal financial and accounting officer does not have prior experience performing these roles for a public company.

Our principal financial and accounting officer, Andrejs Bekess, does not have experience performing either of these roles for a public company.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan soon enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of the beauty products and revenue.  We can provide no assurance that potential customers will purchase the beauty products or that those customers will purchase the beauty products at the cost and on the terms assumed in our business plan.

6

Among other things, implementation of our growth strategy would be adversely affected if:

•	We are not able to attract sufficient customers to the beauty products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
•	Adequate penetration of markets at a reasonable cost becomes impossible, in turn limiting the future demand for the beauty products below the level assumed by our business plan;
•	We fail to generate revenue sufficient to fund our operations;
•	We are forced to significantly adapt our business plan to meet changes in our markets; and
•	For any reason, we are not able to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Our president Mr. Bekess has no experience in the online beauty products industry.

Mr. Bekess has no experience in the online beauty products industry, including the technical expertise necessary to design and operate our planned web platform. Mr. Bekess lacks this experience or expertise will pose risks to our company and its investors.

Our performance depends on market acceptance of our beauty products.

The nature of beauty products that the market determines to be desirable and willing to purchase is critically important to our success. We cannot be certain that the beauty products that we intend to offer will be appealing to the market and, as a result, there may not be any demand for those products, our sales could be limited, and we may never realize any revenues. In addition, there are no assurances that if we offer other beauty products in the future, the market’s demand for those other products will develop, and this could adversely affect our business and any possible revenues.

We may face damage to our reputation if our future clients are not satisfied with use of our future web site.

As an Internet based company, we will depend to a large extent on referrals and new engagements from our customers as we will attempt to establish a reputation for professional service company and integrity to attract customers. If we are unable to obtain engagements, investors are likely to lose their entire investment. We have no customers and have had limited operations to date.

Our success depends, in part, on the quality and safety of the beauty products.

Our success depends on the quality, efficacy and safety of the beauty products. If our products are found to be defective or unsafe, our product claims are found to be deceptive, or our products otherwise fail to meet our consumers’ expectations, our relationships with customers could suffer, the appeal of one or more of the beauty products could be diminished, and we could lose sales and/or become subject to liability or claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our business is subject to inherent risks relating to product liability and personal injury claims.

The sale of beauty products involves risks inherent in the manufacturing and distribution of those products, such as with respect to improper labeling and adequacy of warnings.  In addition, product liability claims may be asserted against us with respect to any of the beauty products we sell, and we may be required to pay for damages for any successful product liability claim against us, although with respect to those beauty products we sell, we may have the right under applicable laws, rules and regulations to recover from the manufacturer any compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected beauty products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business and our reputation.  We do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

Our operations will be conducted outside the United States. Our sole director resides outside the U.S. Stockholders would face difficulty in:

Effecting service of process within the United States on our officer;

•	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
•	Enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
•	Bringing an original action in foreign courts to enforce liabilities.

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We depend on strategic marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering our beauty products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such companies to effectively market the beauty products, could materially and adversely affect our business, operating results and financial condition.

A disruption of supply of beauty products and changes in the financial or business condition could adversely affect our business and financial results.

As a company engaged in distribution of beauty products, we are subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of our supplier, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control.  If such an event were to occur, it could have an adverse effect on our business and financial results.

Changes in the financial or business condition of our supplier could subject us to losses or adversely affect our ability to bring beauty products to market.  Further, the failure of our supplier to deliver beauty products in sufficient quantities, in compliance with applicable standards, and in a timely manner could adversely affect our business.  In addition, any increases in the costs of goods and services for our business may adversely affect our profit margins if we are unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in our operations.

We will depend on our international operations, which are subject to additional risks generally not encountered when doing business solely in the United States.

Our future international operations will involve risks that may not exist when doing business in the United States. In order to achieve widespread acceptance in each country we will enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries. We have had limited operations to date.

•	In addition, the risks involved in non-U.S. operations, or in having operations in multiple countries generally, that could result in losses include:
•	Delays in the development of the Internet as a broadcast, advertising and commerce medium in overseas markets;
•	Difficulties in managing operations due to distance, time zones, language and cultural differences, including issues associated with establishing management systems infrastructures in various countries;
•	Unexpected changes in regulatory requirements;
•	Exposure to local economic conditions, security issues, epidemics or natural disasters;
•	Currency exchange restrictions.

Because we are small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. if we do not make a profit, we will suspend or cease operations.

Due to the fact we are small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Online beauty products industry is highly competitive, and we are subject to risks relating to competition that may adversely affect our performance.

We will operate in highly competitive industries. If we cannot compete effectively against our competitors, we may lose business, which may adversely affect our financial performance. Our continued success depends, in large part, upon our ability to compete effectively in industries that contain numerous competitors, some of which may have significantly greater financial, marketing, personnel and other resources than we have.

In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins. We cannot assure that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, financial condition or results of operations.

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Consumers may not accept our website as a valuable commercial tool which would harm our business.

For us to achieve significant growth, suppliers, consumers and advertisers must accept our website as a valuable commercial tool. Consumers who have historically purchased products using traditional commercial channels directly must instead purchase these products through our website. Suppliers need to view our websites as an efficient and profitable channel of distribution for their beauty products. Advertisers will need to view our website as effective ways to reach their potential customers.

We need to make substantial investments in our technology and brand. We cannot at this time determine how much of an investment it will take nor, be assured that we will be able to secure the funds required. We do not have specific plans or budget at this time. Our failure to make progress in these areas may harm our business.

If we are successful in moving forward in our business plan, we may need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We are dependent on Andrejs Bekess to attract and retain the necessary personnel. The expansion of our business may place further demands on existing management and future growth.

We have no employees at this time except our President. When we are ready to expand beyond present employees, our success will depend in large part upon our ability to attract, develop, motivate and retain employees and contractors. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

While we seek to maintain strong corporate governance, computer, financial and other control systems, growth will also put stress on our internal controls. If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to our report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time we do not intend to register any of our securities under Section 12 of the Exchange Act. Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12. Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). This means that access to information regarding our business and operations will be limited.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As a reporting company under the Exchange Act, we expect to be classified as an “emerging growth company,” as defined in the JOBS Act. We will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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RISKS ASSOCIATED WITH THIS OFFERING

The offering price of the shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the shares. In determining the number of shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter (OTCQB or OTCQB) in the near future. There is no assurance that our application will be approved, or once approved that a market will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

The trading in our shares will be regulated by the Securities and Exchange Commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB or OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our products on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $0.02 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $0.00 or 100% less than you pay for them.

Any future sale of stock held by our existing stockholder, who will hold 36% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 3,000,000 shares of common stock have been issued to Andrejs Bekess, our sole officer and director and our only existing principal stockholders. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Bekess after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Bekess does not currently have any plans to sell his shares at any time after this offering is completed.

We are a small, start-up company with one director on our Board which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Bekess will own approximately 36% of our issued and outstanding Common Stock after completion of this offering, assuming all of the Shares offered in this Offering are sold. Due to the controlling amount of that share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There can be no assurance that Mr. Bekess will be completely independent in the decisions he makes as our director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings. We do not expect to have retained earnings available for declaration of dividends in the foreseeable future. There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

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We will be depositing all proceeds from this offering in a standard bank checking account as the checks are received and we will be using those funds as needed and there is no guarantee all of the funds will be used as outlined in this Prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our shares.

All funds received from the sale of shares in this offering will be deposited into our business operating checking account, where our business operating account is, and the offering is closed. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.  In addition, there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 5,000,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 5,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 5,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Our president, Mr. Bekess does not have any prior experience conducting a best-efforts offering, and our best efforts offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Bekess does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise any funds successfully. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Andrejs Bekess, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

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No underwriter has been involved in the preparation of this prospectus or performed any review or independent due diligence of the contents of this prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter market (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB (“OTCQB”). Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Boxxy Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Mr. Bekess has agreed to loan funds to us to cover future expenses, including costs associated with SEC reporting and compliance costs. After the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. (Also we plan to apply for DTC eligibility with typically costs additional $10,000). If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Our status as an “emerging growth company” under the jobs act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis and we will be required to provide a report of management on the effectiveness of internal controls over financial reporting for the fiscal year for which our second annual report is due, we will not be required to comply with the auditor attestation requirement as to our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management’s report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

We will be required to provide a report of management on internal control over financial reporting for the fiscal year for which our second annual report is due. In this regard, our status as an emerging growth company does not exempt us from this requirement.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise any amount as anticipated.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	$50,000	$75,000	$100,000
Annual cost of being public	$10,000	$10,000	$10,000	$10,000
Office rent	$4,000	$6,000	$8,000	$9,000
Website development	$4,000	$6,000	$7,000	$8,000
Marketing campaign	$7,000	$25,000	$42,000	$58,000
Independent contractor fees	_	$3,000	$8,000	$15,000

There is no minimum amount we are required to raise in this offering; any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Bekess has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB or OTCQB until we raise funds from this offering. Mr. Bekess is not obligated to loan us funds. Mr. Bekess will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Bekess and the loan being intend at 0% per annum. Mr. Bekess will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Annual cost of being public is $10,000; independent contractor fees ($3,000 if we raised 50%, $8,000 if we raised 75% and 15,000 if we raised 100%).

Marketing campaign: Pertains to the cost of advertising and marketing our services. We are going to spend our funds on email marketing campaign. We will allocate some funds on advertising of our website and services on beauty related internet websites, products tasting events. We are going to pay for advertising our service on Facebook. Also we will spend the fund on Linked-in, Twitter, Google +and local media.

Amount to be paid to our independent contractor will be compensation for the independent contractor’s services related to assembling, handling and shipping the beauty boxes. Currently, we have not identified or hired an independent contractor.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

The foregoing table does not give effect to any operating profits that we may realize during the next 12 month period. If, in fact, working capital is generated through operations (which cannot be assured) then additional funds will be available to accomplish the corporate objectives.

Management believes that the proceeds of this offering plus operating revenues will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Units offered herein are sold. Even if all of the Units are sold, it is anticipated they may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering.

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (1,250,000 shares), 4,250,000 shares then outstanding, will be approximately $0.0048 per share. If 50% of the offered shares are sold (2,500,000 shares), the net tangible book value of the 5,500,000 shares then outstanding will be approximately $0.0082 per share. If 75% of the offered shares are sold (3,750,000 shares), the net tangible book value of the 6,750,000 shares then outstanding will be approximately $0.0104 per share. If 100% of the offered shares are sold (5,000,000 shares), the net tangible book value of the 8,000,000 shares then outstanding will be approximately $0.0119 per share.

	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value per share before the offering	$(0.0016)	$(0.0016)	$(0.0016)	$(0.0016)
Net tangible book value per share after the offering	$0.0048	$0.0082	$0.0104	$0.0119
Net increase in tangible book value per share to original shareholders	0.0063	0.0098	0.0120	0.0135
Number of shares outstanding before offering	3,000,000	3,000,000	3,000,000	3,000,000
Dilution to purchasers	$0.0152	$0.0118	$0.0096	$0.0081
Dilution as percentage	76%	59%	48%	40%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Percentage capital contributions by existing stockholders	10.71%	5.66%	3.85%	2.91%
Percentage capital contributions by purchasers of shares	89.29%	94.34%	96.15%	97.09%
Purchasers of shares percentage of ownership after offering	29.42%	45.46%	55.56%	62.5%
Existing stockholders percentage of ownership after offering	70.58%	54.54%	44.44%	37.5%

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PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

Shares Offered by the Company will be sold by Our Officers and Directors.

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Andrejs Bekess, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer

a.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:

•	primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and

•	is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and

•	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bekess will not purchase any shares in this offering.

Terms of the Offering

The Shares offered by us will be sold at the fixed price of $0.02 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 5,000,000 shares of common stock we are offering as a self-underwritten Offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received and accepted by us, are irrevocable. All checks for subscriptions should be made payable to “Boxxy Inc.”.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF OUR BUSINESS

General Information

We were incorporated in the State of Nevada on April 19, 2016. We have not generated any revenues and have accumulated deficit of $8,076 and negative working capital at October 31, 2016, a net loss of $3,309 for the period then ended. We are a development stage company that intends to develop an online beauty sample subscription service. We are in the process of developing our website, which is expected to be completed and be in testing mode at the end of September 2016 and offer monthly subscription for a box full of beauty samples. We will mail this box once per month. Generally, subscriber will receive the box with 6-8 samples and 1-2 bonus items. This samples maybe cosmetics, hair care, body care, face care, fragrances, nail polish, skin care, bath and body, treatments products, etc. We are not going to pay for the samples we are getting from our supplier partners. Our future suppliers benefits from providing free samples to us explained below in the “Our supplier benefits” sections.

Our source of revenue from operating will be fee from customers for subscription. Our subscription will be $20 per one month or $15 per month if customer has paid for one year of subscription in front. Our expenses are outlined in the “Use of Proceeds Section”. If our plan of Operation fund will be $25,000 then our burn rate will be $2,083 per month. Then we have to have 105-140 subscribers per month to pay our expenses. Also we plan to derive revenue from selling full sized suppliers beauty products via our website.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence operations. As of the date of this Prospectus we have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from sales of the subscriptions and the various beauty products. We believe that, if we obtain the proceeds from this offering and borrow any additional necessary funds from Mr. Bekess, we will be able to conduct business pursuant to our business plan.

Also we are planning to offer our beauty boxes as a gift for various occasions. We will try to wholesale our beauty boxes to different organizations and companies as a gift to their workers. Our beauty boxes might be given as a great reward on different occasions such as Christmas, New Years eve gift or company significant days.

Our administrative office is located at Wattova 10, Ostrava 70200 Czech Republic. Our fiscal year end is April 30.

Our operations initially will be in the Czech Republic and we might have material impact of foreign currency exchange fluctuations on your business. Currency rate fluctuations may have a negative effect on our profitability.

Business Overview

We intend to offer our services in Europe and North America (USA and Canada), and we plan to run our business from outside the United States during the first year of operation. Our company is willing to work with all types of brands, both large and small, and will sell full-size products on our future website, making it easy for subscribers to buy the hard-to-find international or niche brands they’ve sampled.

The subscription fees will be allocated only to our Company. (Except agreement with SIA”Glancebox”). Our future suppliers will provide free samples.

Amounts earned from the sale of full sized supplier beauty products will be allocated as follows:

We will retain 30% from the sale and our supplier will have 70% from sale

Suppliers will not pay fees for our services. Their provision of beauty samples to us will not represent payment for our service.

At the beginning of operation we will order samples and full sized supplier beauty products from the suppliers. We will order such samples and products as we receive subscriptions and product purchases, respectively. As soon as we have enough funds we may purchase inventory of full sized supplier beauty products from the suppliers to increase our profit. Also, if we have big orders from Companies for Christmas or other events we may purchase small sized beauty products.

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Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

OFFICE RENT AND EQUIPMENT.

Period: 1st -2nd months.

The steps in this milestone are as follows:

If we generate at least $25,000 in this offering we will search reasonable priced office for rent. We will allocate about $4,000 for that. If we generate $50,000 in this offering then we will allocate $6,000. If we generate $75,000 in this offering then we will allocate $8,000. If we generate $100,000 in this offering then we will allocate $9,000. If we generate at least $50,000 in this offering we will buy office equipment: computers, office table, chair. We plan to spend $500-$1,000.

We plan to start to search reasonably priced contractor for developing our website.

DEVELOPING COMPANY WEBSITE.

Period: 3rd - 4th months

The steps in this milestone are as follows:

We will hire a contractor to develop our website.

If we generate 100,000 in this offering we plan to spend $8,000 on web site development.

If we generated 75,000 in this offering we plan to spend $7,000 on web site development.

If we generated 50,000 in this offering we plan to spend $6,000 on web site development.

If we generated 25,000 in this offering we plan to spend $4,000 on web site development.

LAUNCH COMPANY WEBSITE.

Period: 5th - 6th months.

The steps in this milestone are as follows:

We are going to test and launch our company web site.

SEARCH ENGINE OPTIMIZER (SEO)

Period: 7th-8th months

The steps in this milestone are as follows:

We will hire contractors for SEO. If we generated $50,000 or more in this offering we can afford to spend $500-$1,000 monthly. If we generated 25,000 we can afford to spend $7,000 per 12 months.

ADVERTISING

Period: 9th-10th month

If we generated 100,000 in this offering we will allocate $58,000 of the proceeds to marketing campaign.

We will print advertising materials: brochures, flyers. We will place advertisements for our product in appropriate beauty products websites. We will pay for advertising in social media such as Facebook. We will hire a contractor to constantly upgrade our website.

If we generated $75,000 and $50,000 we will spend on advertising respectively $42,000 and $25,000.

If we generated $25,000 we cannot afford to spend any money on advertising except SEO.

ADVERTISING.

Period: 11th -12th months.

Advertise in newspapers and radio. We will allocate some funds on advertising on beauty products tasting events. We will keep up with printing advertising materials, social media advertising.

Depending on the amount of money we have available, we plan to purchase small inventory of full sized beauty products. We are going to hire sales person to promote our services on contract base.

To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. The above figures represent only estimated costs. Mr. Bekess has agreed to loan us funds to implement our business plan. Mr. Bekess will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Our supplier benefits

Our company will offer new effective marketing tool to promote the supplier beauty products. We will help the supplier brand to stand out from the large variety of beauty products available on the market, when customers are searching for suitable product. We are hoping to ensure high audience reach and engagement into their brand. We will provide supplier sample with additional booklet containing full information on points of sales, prices, product description and „how to use” info. We provide the links for customers to buy the full-sized supplier products on our website. Our service will introduce the supplier product to large audience without supplier’s significant investment into advertising. We will help to organize the supplier product sampling wisely, by sending samples directly to potential customers.

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Our subscribers benefits.

Most consumers want to try a product before committing to a full-size purchase. The monthly subscription service will help subscriber to try products they may not otherwise find themselves. If someone has very little access to high-end brands then our subscription service would be a good way to try new beauty products out before buying. Our subscribers will discover new products and buy with confidence.

Company website

Our main website page will consist of description of our services, prices for subscription, promotion and online subscription form to fill out. Also we are going have contact information about our company, forum for our subscribers with feedback they can leave and the past boxes photos and reviews. Currently we have registered domain www.boxxyinc.com

Marketing

Our marketing strategy will be email marketing campaign, promotions on our website for new subscribers with discounts and extras. We will advertise on beauty related Internet websites, social media advertising, products tasting. We are hoping to use social media such as Facebook as main source of bringing new customers to our services.

Competition

We compete against a number of companies, most of which have substantially greater resources than we do. The beauty business is characterized by vigorous competition throughout the world. Brand recognition, advertising, promotion, quality, performance, availability and price are some of the factors that impact consumers’ choices among online beauty sample subscription services. Biggest multinational competitors engaged in the online beauty supply business are: birchbox.com, beautybar.com and glossybox.com.,

Agreement

On April 28, 2016, we entered into a written Agreement with SIA “Glancebox”. SIA “Glancebox will supply us with beauty products samples. Our compensation for distributing the beauty products will be commission. Commission will be 10% of proceed from subscription services cost. Customers will pay commission to Boxxy Inc. Boxxy Inc will remit compensation commission to SIA “Glancebox” within sixty days after the subscription service was paid. This Distribution Agreement is non-exclusive. A copy of the Distribution Agreement is included as Exhibit 10.1 with the registration statement of which this prospectus is a part.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Environmental Laws

Our operations are not subject to any environmental laws.

Governmental regulations on our business

We will not be cosmetics manufacturer. We will buy or resell cosmetics from manufacturers that already comply with all regulation in respective countries.

Description of Property

We do not own any real property. Our principal place of business is located at Wattova 10, Ostrava 70200, Czech Republic, which is provided to us on a rent free basis by our sole officer and director. Our telephone number is +420228881919. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere but have not identified a location as of the date of this Prospectus.

Legal Proceedings

We are not currently a party to any legal proceedings nor are we aware of any action that has been threatened.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, market maker will file an application on our behalf in order to be quoted on the OTC Bulletin Board. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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Regulation M

Our officers and directors, who will offer and sell the shares in this offering, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus. See “RISK FACTORS.”

Overview

Boxxy Inc. (“we,” “our” or the “Company”) was incorporated in the State of Nevada on April 16, 2016. To date we have not generated revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.

On April 1, 2016, we entered into a written Agreement with SIA “Glancebox” to supply us with beauty products samples.

We have never been subject to any bankruptcy proceeding.

Our principal executive offices are located at Wattova 10, Ostrava 70200, Czech Republic. Our phone number is (702)-605-4535.

As reflected in the financial statements, the Company had an accumulated deficit of $8,076 and negative working capital at October 31, 2016, a net loss of $3,309 for the period then ended.

As of October 31, 2016, the director of the Company has loaned $4,789 to the Company to pay for the Company’s expenses. The amounts are unsecured, non-interest bearing and due on demand.

We have not yet generated revenue. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

We have registered domain www.boxxyinc.com.

Plan of Operation

During 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have the prices of our common stock quoted on the OTCQB or OTCBB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading.

Our main source of revenue from operating is expected to be generated from customer subscriptions. Our initial subscription price will be $20 per one month or $15 per month if a customer pays for one year of subscription in advance. If our plan of operation fund will be $25,000 then our burn rate will be $2,083 per month. Then we have to have 105-140 subscribers per month to pay our expenses. Also we plan to derive revenue from selling full sized suppliers beauty products via our website. Additionally, we plan to wholesale our beauty boxes to different organizations and companies.

We will not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide minimal amount to develop the website. This would seriously hinder the development of our business and our ability to generate revenues.

If we raise $50,000 from this offering, our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If 50% is raised, we would be able to develop our website with more features and we would be able to allocate any funds to advertising and marketing then 25% is raised.

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If we raise $75,000 from this offering, we estimate that this would provide sufficient capital to commence with operation and development of the business plan. Under this scenario, we estimate that we would be able to allocate $4,000 towards the office rent. We would also allocate $37,400 of the proceeds to marketing campaign, $4,000 to website developing.

If we are successful in completing 100% of offering described in this prospectus, we would allocate $4,000 towards the office rent. We will allocate for website developing $5,000. We would also allocate $55,400 of the proceeds to marketing campaign. We will print advertising materials: brochures, flyers. We will place advertisements for our product in appropriate beauty products websites. We will pay for advertising in social media such as Facebook. We will hire a contractor to constantly upgrade our website. Also contractor will help us with SEO (search engine optimizer) on Internet. We anticipate that revenue from the sale of our services will be derived from selling our monthly subscriptions. Also we will make profit from selling full sized beauty products from our web site.

In the event of receiving less than $25,000 from this offering, we will not have enough capital to pay our operating expenses for 12 months, including paying the costs associated with operating a public company, without receiving other funds from Andrejs Bekess, our President and sole director.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2016, we had $nil in cash.

Since inception, we have sold 3,000,000 shares of our common stock to our sole officer and director at a price of $0.001 per share, for aggregate proceeds of $3,000.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to us is not sufficient to implement our business plan until we raise funds from this offering. Andrejs Bekess, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of an interest free, unsecured loan until closing of this Offering. However, there is no contract in place or written agreement securing this agreement. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

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We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all of their investment.

RESULT OF OPERATIONS

From April 19, 2016 (Inception) to April 30, 2016.

During the period we incorporated the company, prepared a business plan. Our loss since inception is $4,767. We have just recently started our business operation and incurred expenses related to incorporation and auditor fees.

For the three months ended July 31, 2016

During the three months ended July 31, 2016, the Company has incurred auditor fees of $2000 and other general and administrative expenses of $22.

For the three months ended October 31, 2016

As of October 31, 2016, the director of the Company has loaned $4,789 to the Company to pay for the Company’s expenses. The amounts are unsecured, non-interest bearing and due on demand.

Company had an accumulated deficit of $8,076 and negative working capital at October 31, 2016, a net loss of $3,309 for the period then ended.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies and Estimates

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Accounting Basis

We use the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). We have adopted an April 30 fiscal year end.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended April 30, 2016.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Andrejs Bekess Wattova 10 Ostrava 70200 Czech Republic	31	President, Secretary, Treasurer and Director

The person named above has held his offices/positions since inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders.

Resumes

Andejs Bekess has been our President, Secretary, Treasurer and sole Director since our incorporation on April 19, 2016. Prior, from May 2011 till January 2016, Mr. Bekess was the Chief Technical Officer at Latvian different e-commerce startup VOTO in Riga, Latvia. His responsibilities were research e-commerce trend and markets, developing web platform. He was responsible for website and client support service through the internet including invoicing, discounts and claims. He graduated from Riga Technical University in 2006 with a bachelor degree in Information Technology. From 2005 to 2010, Andejs Bekess worked as senior developer for e-commerce projects “ELKOR”, “ELKO” in Riga, Latvia. His responsibilities were managing Internet shop, CRM software and technical support activities and processes. He devotes approximately 20% of his time to our affairs.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

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EXECUTIVE COMPENSATION

Management compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from our inception on April 19, 2016 until April 30, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Andrejs Bekess, President, Treasurer and Secretary	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mr Bekess currently devotes approximately twenty hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations.  At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Compensation of Directors

Our sole director is currently not being compensated and we expect no compensation to be paid for the foreseeable future. Although no payments to Directors have been made, he may be reimbursed for actual expenses incurred relating to our business.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

Stock Plans

We currently have not adopted any stock plans, but we may do so in the future.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 30, 2016, we issued a total of 3,000,000 shares of our common stock to Andrejs Bekess, our sole officer and director in consideration of $3,000.

Since our inception, Mr. Bekess has advanced funds to us which, as of April 30, 2016, totaled, $4,767, which is due upon demand and which does not accrue interest. . It is anticipated that Mr. Bekess will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. There is no written agreement evidencing the advancement of funds by Mr. Bekess or the repayment of the funds to Mr. Bekess. Mr. Bekess will not be repaid from the proceeds of this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Before Offering	Percentage Following Offering
	Andrejs Bekess
Common		3,000,000	100%	37.5%
Common	All Officers and Directors As a Group (1 person)	3,000,000	100%	37.5%

Future Sales by Existing Stockholders

A total of 3,000,000 shares have been issued to our sole stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

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Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate upon the effectiveness of the registration statement that market maker will file an application on our behalf in order to be quoted on the OTC Bulletin Board. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 31, 2016, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Haddan & Zepfel LLP, Newport Beach, California.

EXPERTS

Our audited financial statement for the period from inception to April 30, 2016, included in this prospectus has been audited by Jimmy P. Lee CPA PC, 31-10 23rd Ave, Astoria, NY 11105, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ending April 30, 2016 is set forth on pages F-1 through F-10.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Boxxy Inc.

We have audited the accompanying balance sheets of Boxxy Inc. as of April 30, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period from April 19, 2016 (Inception) to April 30, 2016. Boxxy Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boxxy Inc. as of April 30, 2016, and the results of its operations and its cash flows for the period from April 19, 2016 (Inception) to April 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Boxxy Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Jimmy P. Lee, CPA PC

Astoria, NY

August 30, 2016

F-2

BOXXY INC.

BALANCE SHEET

April 30, 2016
ASSETS
Current Assets
Cash	$–
Total Current Assets	–

Total Assets	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accrued expenses	3,500
Loan from director	1,267

Total Liabilities	4,767

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding respectively;	3,000
Additional paid in capital	–
Subscription receivables	(3,000)
Accumulated deficit	(4,767)
Total Stockholders’ Deficit	(4,767)

Total Liabilities and Stockholders’ Deficit	$–

See accompanying notes to the financial statements.

F-3

BOXXY INC.

STATEMENT OF OPERATION

From April 19, 2016 (Inception) to April 30, 2016

REVENUES	$–

OPERATING EXPENSES	4,767

TOTAL OPERATING EXPENSES	4,767

NET LOSS FROM OPERATIONS	(4,767)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(4,767)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes to the financial statements.

F-4

BOXXY INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Subscription	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Receivables	Stage	Equity

Inception, April 19, 2016	–	$–	$–		$–	$–

Shares issued at $0.001 per share	3,000,000	3,000	–	(3,000)	–	–

Net loss for period	–	–	–		(4,767)	(4,767)

Balance, April 30, 2016	3,000,000	$3,000	$–	$(3,000)	$(4,767)	$(4,767)

See accompanying notes to the financial statements.

F-5

BOXXY INC.

STATEMENTS OF CASH FLOWS

From April 19, 2016 (Inception) to April 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,767)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Accrued expenses	3,500
CASH FLOWS USED IN OPERATING ACTIVITIES	$(1,267)
CASH FLOWS FROM FINANCING ACTIVITIES

Loans from director	1,267
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$1,267

Net Cash Increase for Period	$–

Cash at end of Period	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–
Income taxes paid	$–

See accompanying notes to the financial statements.

F-6

BOXXY INC.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 1 – ORGANIZATION AND OPERATIONS

Boxxy Inc. (the “Company”) was incorporated in Nevada on April 19, 2016. The Company is at its development stage with the intention to engage in an online beauty sample subscription service business.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in US dollars.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected April 30 as its fiscal year ending date.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-7

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

The Company has adopted ASC No. 260, “Earnings Per Share” which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

F-8

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $4,767 and negative working capital at April 30, 2016, a net loss of $4,767 for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering. The Company’s sole director has agreed verbally to provide working capital loan to the Company to support its business operations and to cover its expenses for next 12 months.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

As of April 30, 2016, the director of the Company has loaned $1,267 to the Company to pay for the Company’s expenses. The amounts are unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 30, 2016, the Company issued 3,000,000 shares of common stock to a director for subscription of $3,000 at $0.001 per share, the subscription was received in May 2016.

NOTE 6 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to April 30, 2016 to the Company’s effective tax rate is as follows:

April 30,
2016
Tax benefit at U.S. statutory rate	$1,621
Change in valuation allowance	(1,621)
Tax benefit, net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at April 30, 2016 are as follows:

April 30,
2016
Net operating loss	$1,621
Valuation allowance	(1,621)
Deferred tax assets	$–

Change in valuation allowance:

April 30,
2016
Balance at April 19, 2015	$-
Increase in valuation allowance	1,621
Balance at April 30, 2016	$1,621

F-9

The Company has accumulated approximately $4,767 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which begin to expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 - COMMITMENT & CONTINGENCIES

The Company does not own or lease any real or personal property and does not have any capital commitments.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 30, 2016, the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclose in the financial statements.

F-10

BOXXY INC.

BALANCE SHEETS

	October 31, 2016 (Unaudited)	April 30, 2016 (Audited)
ASSETS
Current Assets
Cash	$–	$–
Total Current Assets	–	–

Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accrued expenses	287	3,500
Loan from director	4,789	1,267

Total Liabilities	5,076	4,767

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding respectively;	3,000	3,000
Additional paid in capital	–	–
Subscription receivables	–	(3,000)
Accumulated deficit	(8,076)	(4,767)
Total Stockholders’ Deficit	(5,076)	(4,767)

Total Liabilities and Stockholders’ Deficit	$–	$–

See accompanying notes to the financial statements.

F-11

BOXXY INC.

STATEMENT OF OPERATION

	For the Three Months Ended October 31, 2016	For the Six Months Ended October 31, 2016

REVENUES	$–	$–

OPERATING EXPENSES	1,287	3,309

TOTAL OPERATING EXPENSES	1,287	3,309

NET LOSS FROM OPERATIONS	(1,287)	(3,309)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(1,287)	$(3,309)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000	3,000,000

See accompanying notes to the financial statements.

F-12

BOXXY INC.

STATEMENT OF CASH FLOWS

For the Six Months Ended October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,309)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Accrued expenses	(3,213)
CASH FLOWS USED IN OPERATING ACTIVITIES	$(6,522)
CASH FLOWS FROM FINANCING ACTIVITIES
Loans from director	3,522
Proceeds from common stock subscription	3,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$6,522

Net Cash Increase for Period	$–
Cash at end of Period	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–
Income taxes paid	$–

See accompanying notes to the financial statements.

F-13

BOXXY INC.

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2016

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Boxxy Inc. (the “Company”) was incorporated in Nevada on April 19, 2016. The Company is at its development stage with the intention to engage in an online beauty sample subscription service business.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in US dollars.

Interim Financial Information

The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

These consolidated financial statements should be read in conjunction with the audited financial statements for the year ended April 30, 2016, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim consolidated financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended April 30, 2016.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities.”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected April 30 as its fiscal year ending date.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

F-14

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

The Company has adopted ASC No. 260, “Earnings Per Share” which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F-15

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $8,076 and negative working capital at October 31, 2016, a net loss of $3,309 for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

As of October 31, 2016, the director of the Company has loaned $4,789 to the Company to pay for the Company’s expenses. The amounts are unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

At October 31, 2016, the Company issued 3,000,000 shares of common stock to a director for subscription of $3,000 at $0.001 per share, the subscription was received in May 2016.

F-16

NOTE 6 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to October 31, 2016 to the Company’s effective tax rate is as follows:

	October 31,	April 30,
	2016	2016
Tax benefit at U.S. statutory rate	$1,125	$1,621
Change in valuation allowance	(1,125)	(1,621)
Tax benefit, net	$–	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at October 31, 2016 are as follows:

	October 31,	April 30,
	2016	2016
Net operating loss	$2,746	$1,621
Valuation allowance	(2,746)	(1,621)
Deferred tax assets	$–	$–

Change in valuation allowance:

October 31,
2016
Balance at April 19, 2015	$1,621
Increase in valuation allowance	1,125
Balance at October 31, 2016	$2,746

The Company has accumulated approximately $8,076 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which begin to expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 - COMMITMENT & CONTINGENCIES

The Company does not own or lease any real or personal property and does not have any capital commitments.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 31, 2016 and the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclose in the financial statements.

F-17

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

BOXXY INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.07
Printing Expenses	89.93
Accounting Fees and Expenses	1300.00
Legal Fees, Auditor Fees and Expenses	10,500.00
Edgar Agent Fees	1,700.00
TOTAL	$13,600.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 30, 2016 Boxxy Inc. offered and sold 3,000,000 share of common stock to our sole officer and director, Andrejs Bekess, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,000. Boxxy Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4a(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

We have not issued any other of our securities during the past three years.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion and consent of Haddan & Zepfel LLP. re: the legality of the shares being registered*
10.1	Form of Subscription Agreement*
10.2	Distribution Agreement*
23.1	Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)*
23.2	Consent of Jimmy P. Lee CPA PC.
99.1	Summary of oral agreement*

__________________

* Previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ostrava, Czech Republic on February 9, 2017.

BOXXY INC.

By: /s/ Andrejs Bekess
Name: Andrejs Bekess Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrejs Bekess
Andrejs Bekess	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 9, 2017

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